Exhibit 23. Business Sector Data

Business Sector Data for the years ended August 31:

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                                     Interactive TV   Educational Video
                                      Entertainment      Distribution           Total
                                      -------------      ------------           -----
1997 (Canadian dollars):

Total revenues                        Cdn$7,535,537      Cdn$2,816,152     Cdn$10,351,689
Operating income                            863,750            162,712          1,026,462
Net earnings                                420,619            188,768            609,387

Total assets                         Cdn$11,332,154      Cdn$2,955,448     Cdn$14,287,602
Current liabilities                       1,883,690          1,335,325          3,219,015
Total liabilities                         2,491,657          2,307,297          4,798,954

1997 (United States dollars):

Total revenues                         US$5,427,106       US$2,028,197       US$7,455,303
Operating income                            622,074            117,185            739,259
Net earnings                                302,931            135,951            438,882

Total assets                           US$8,161,436       US$2,128,519      US$10,289,955
Current liabilities                       1,356,637            961,703          2,318,340
Total liabilities                         1,794,495          1,661,719          3,456,214

1996 (Canadian dollars):

Total revenues                        Cdn$6,318,251                 --      Cdn$6,318,251
Operating income                          1,004,059                 --          1,004,059
Net earnings                                541,059                 --            541,059

Total assets                          Cdn$9,883,093                 --      Cdn$9,883,093
Current liabilities                         975,659                 --            975,659
Total liabilities                         1,005,659                 --          1,005,659

1996 (United States dollars):

Total revenues                         US$4,616,917                 --       US$4,616,917
Operating income                            733,693                 --            733,693
Net earnings                                395,366                 --            395,366

Total assets                           US$7,221,844                 --       US$7,221,844
Current liabilities                         712,940                 --            712,940
Total liabilities                           734,862                 --            734,862
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